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                                                                 EXHIBIT (10)(a)

                   CONSENT OF SUTHERLAND ASBILL & BRENNAN LLP

[Sutherland Asbill & Brennan LLP]
KIMBERLY J. SMITH
DIRECT LINE: 202.383.0314
Internet: ksmith@sablaw.com

     We consent to the reference to our firm under the heading "Legal Matters" in the prospectus included in Pre-Effective Amendment No. 1 to the Registration Statement on Form N-4 for certain variable annuity contracts issued through Merrill Lynch Life Variable Annuity Separate Account A of Merrill Lynch Life Insurance Company (File No. 333-63904). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                        SUTHERLAND ASBILL & BRENNAN LLP

                                        By: /s/ Kimberly J. Smith
                                           -------------------------------------
                                           Kimberly J. Smith, Esq.

Washington, D.C.
September 7, 2001